Exhibit 10.23

PROMISSORY NOTE

$1,385,000	March 31, 2011

FOR VALUE RECEIVED, ADCARE HEALTH SYSTEMS, INC., an Ohio corporation (the “Maker”), hereby promises to pay to the order of ANTHONY CANTONE (the “Payee”) the principal amount of one million three hundred eighty-five thousand Dollars ($1,385,000).

The entire principal amount of this Note shall mature and shall be due and payable in full on July 1, 2011 (the “Stated Maturity Date”).

The Maker promises to pay interest on the unpaid principal amount of this Note from the date hereof until paid in full at a rate per annum equal to twelve percent (12%). Interest on this Note shall be payable in arrears on the last day of each month, commencing with April 30, 2011, upon any prepayment in accordance with the terms of the immediately succeeding paragraph of this Note and upon the Stated Maturity Date.

The Maker may prepay this Note in whole or in part, at any time, provided that this Note will bear interest at twelve percent (12%) per annum for the full period from the date of this Note, to, and including, the Stated Maturity Date, even if the prepayment occurs prior to the Stated Maturity Date. In the event this Note is not fully repaid on or before the Stated Maturity Date, the Maker hereby agrees that this Note will bear interest at eighteen percent (18%) per annum for the full period from the date of this Note, to, and including, the date such payment occurs after the Stated Maturity Date.

In addition, upon the occurrence of an Event of Default (as hereinafter defined), the Payee shall be entitled to collect a late charge of one and one-half percent (1.50%) of such principal and accrued interest for each month or part thereof that principal or accrued interest remains past due and unpaid.

The Maker represents and warrants to and covenants and agrees with the Payee that, as of the date hereof and the date of this Note and the date the conditions to close this transaction are satisfied in the sole discretion of the Payee that:

(a)           The Maker is, and will continue to be, a corporation, duly organized, validly existing, in good standing under the laws of the State of Ohio, with full power and authority to own its properties and conduct its business as and where the same are now owned and conducted.

(b)           The Maker has, and will maintain, all consents and grants of approval required to have been granted by any person in connection with the execution, delivery and performance of this Note, the Warrant (as defined hereinafter) and any other document required by the terms hereof or thereof to be executed and delivered by the Maker (collectively, the “Transaction Documents”).

(c)           The Maker has the requisite power and authority to enter into and consummate all of the transactions contemplated on their respective parts by this Note and the other Transaction Documents.

(d)           This Note and the other Transaction Documents have been duly executed and delivered by the Maker and are the legal, valid and binding agreements of the Maker, enforceable in accordance with their terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws in effect from time to time affecting the rights of creditors generally and to the availability of equitable relief.

(e)           The acceptance, execution and delivery of this Note and the other Transaction Documents, and the compliance with the provisions hereof and thereof (i) do not, and will not, violate or conflict with any resolution adopted by the Maker’s board of directors or any organizational document of the Maker, (ii) do not, and will not, conflict with or violate, or result in or constitute a material breach of or default under, any indenture, mortgage, deed of trust, guaranty, lease, agreement or other instrument to which the Maker is a party or by which the Maker or any of its property is bound, and (iii) do not, and will not, conflict with or violate any provision of any law, administrative rule or regulation, or any judgment, order or decree to which the Maker or any of its property is subject.

(f)            There is no action, suit or proceeding or governmental investigation pending, or to the knowledge of the Maker, threatened against the Maker or any of its assets, which if adversely determined could have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Maker, or the ability of the Maker to comply with its obligations hereunder or under any other Transaction Document.

(g)           The Maker is in compliance in all material respects with all applicable federal, state and local laws and ordinances (including rules and regulations) that are applicable to it or its business operations and financial affairs.

The following conditions must be met on or prior to the date of funding of this Note:  (a) receipt of the fully executed Note; and (b) such additional certificates, opinions of counsel and other documents as the Payee may reasonably request.

Each of the following events is hereby defined as, and is declared to be and to constitute, an “Event of Default”:

(a)           Failure of the Maker to make a payment of interest or principal as required herein for a period of five (5) days after receipt of notice from the Payee that the same was not paid when due.

(b)           Any proceeding under the Bankruptcy Code or any law of the United States or of any state relating to insolvency, receivership, or debt adjustment being instituted by the Maker or any such proceeding being instituted against the Maker and being consented to by the Maker as the case may be, or remaining undismissed for sixty (60) days, or the Maker’s making an assignment for the benefit of creditors, admitting in writing an inability to pay debts generally as they become due, or becoming insolvent.

(c)           The occurrence of any event of default which remains uncured after the expiration of any applicable cure period under any instrument creating, evidencing or guarantying any other indebtedness for borrowed money of the Maker.

(d)           The failure of the Maker to have timely filed with the Securities and Exchange Commission any required report or other filing.

Whenever any Event of Default shall have happened, any of the following remedial steps may be taken:

(a)           The Payee may declare immediately due and payable all sums which the Maker is obligated to pay to the Payee pursuant to this Note or otherwise, together with any interest accrued thereon, late charges, as provided for herein, and reasonable counsel fees and costs of suit incurred for the collection of the same.

(b)           Upon the occurrence of any Event of Default and upon acceleration of the entire unpaid principal balance of the amount owned by the Maker to the Payee hereunder, interest shall continue to accrue thereafter, to the extent legally permissible, at a rate of six (6) percentage points per annum in excess of the then-applicable interest rate under this Note, until the principal amount hereof, together will all interest accrued thereon, shall be paid in full, including the period following entry of any judgment; provided, however, that in no event will the default rate of interest exceed 18% per annum.  Both before and after any Event of Default, interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

(c)           If the Payee shall retain the services of counsel in order to cure any Event of Default under this Note, the Maker shall pay the costs incurred by the Payee in connection with proceedings to recover any sums due hereunder.

No right or remedy herein conferred upon or reserved to the Payee is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy herein given or now or hereafter existing at law or in equity or by statute, and may be pursued singly, successively or together at the sole discretion of the Payee and may be exercised as often as the occasion shall occur.

The Maker waives presentment, demand and protest, and consents to any number of renewals or extensions of the time of payment hereof without notice.  The granting, without notice, of any extension of time for the payment of any sum due under this Note or for the performance of any covenant, condition or agreement thereof, or the taking or release of any other security shall in no way release or discharge the liability of the Maker.  No waiver by the Payee of any breach by the Maker of any of its obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by the Payee of its rights or remedies be a waiver with respect to that or any other breach.

Upon execution of this Note, Maker will pay to the Payee, (a) a commitment fee in the amount of 4% of the principal advanced pursuant to this Note, (b) a $15,000 non-accountable expense allowance, and (c) the legal fees to counsel for the Payee in an amount equal to $7,500.

The Maker agrees to indemnify Payee against any losses, claims, damages and liabilities and related expenses, including counsel fees and expenses, incurred by Payee arising out of or in connection with or as a result of the transactions contemplated by this Note, except to the extent that such losses, claims, damages or liabilities result from Payee’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.  In particular, the Payee promises to pay all costs and expenses, including reasonable attorneys’ fees, incurred in connection with the collection and enforcement of this Note.

Any notices or other communication to be given under this Note may be given by delivering the same in writing as follows:

If to the Maker:	Adcare Health Systems, Inc.
5057 Troy Road
Springfield, Ohio 45502

Attn: Christopher F. Brogdon
Vice-Chairman

If to the Payee:	Anthony J. Cantone
766 Shrewsbury Avenue
Tinton Falls, NJ 07724

Whenever used in this Note, unless the context clearly indicates a contrary intent:

(a)           The use of the masculine gender shall include the feminine or neuter genders, and vice versa, as the context may require; and

(b)           The singular number shall include the plural and the plural the singular as the context may require.

This Note shall be governed and construed in accordance with the substantive laws of the State of New Jersey.

No failure or delay on the part of the Payee to exercise any right, power or privilege under this Note and no course of dealing between Maker and Payee shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Payee would otherwise have.  No notice to or demand on the Maker in any case shall entitle the Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Payee to any other or further action in any circumstances without notice or demand.

[Signature page follows]

IN WITNESS WHEREOF, the Maker has duly executed this Note on the day and year first above written.

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ David A. Tenwick
David A. Tenwick
Chairman